Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER AND YEAR END 2017 OPERATING RESULTS AND INTENTION TO AMEND SENIOR CREDIT FACILITY

BRENTWOOD, Tenn. (March 7, 2018) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its preliminary operating and financial results for the three months and year ended December 31, 2017. These results are unaudited and subject to the finalization of the Company’s regular financial and accounting procedures.

Preliminary Results for the Fourth Quarter 2017

The Company expects operating results for the three months ended December 31, 2017 to approximately reflect the following:

•	Net operating revenues of approximately $515 million, compared to $515 million for the same period in 2016.

•	Net loss attributable to Quorum Health Corporation of approximately $(27) million, compared to $(91) million for the same period in 2016.

•	Adjusted EBITDA of approximately $49 million, compared to $31 million for the same period in 2016.

•	Adjusted EBITDA, Adjusted for Divestitures of approximately $54 million, compared to $44 million for the same period in 2016. Adjusted EBITDA, Adjusted for Divestitures, is further adjusted to exclude the effect of the divestiture of two hospitals in 2016 and five hospitals in 2017 (collectively, “the divested hospitals”).

•	Adjusted EBITDA, Adjusted for Potential Divestitures of approximately $57 million, compared to $46 million for the same period in 2016. Adjusted EBITDA, Adjusted for Potential Divestitures is further retrospectively adjusted to exclude the effect of seven hospitals intended for divestiture over the next twelve to twenty four months as of December 31, 2017 (collectively, “the potential divestitures”).

•	Approximately $6 million in cash and cash equivalents and $1.257 billion of total indebtedness excluding unamortized debt issuance costs and discounts, including no borrowings under its senior secured revolving credit facility or senior secured asset-based revolving credit facility and approximately $831 million outstanding under the senior secured term loan facility.

The following items are expected to have a notable impact on the operating results for the fourth quarter of 2017:

•	Approximately a $21 million increase to the provision for bad debts as a result of a change in estimate to reduce the net realizable value of its patient accounts receivable. The Company analyzed self-pay patient accounts receivable at a more comprehensive and disaggregated level and refined its estimate of the collectability of these accounts. This analysis also included an evaluation of patient accounts receivable retained through the divestitures of six of the Company’s seven divested hospitals as of December 31, 2017.

•	A benefit of approximately $30 million, before provider taxes, to net operating revenues from the California Hospital Quality Assurance Fee (“HQAF”) program, of which $23 million relates to the first three quarters of 2017. Net of provider fees, the benefit from the California HQAF program to Adjusted EBITDA for the quarter is expected to approximate $22 million, of which $17 million relate to the first three quarters of 2017. As previously disclosed, the Company was unable to recognize any revenues or Adjusted EBITDA under the California HQAF program during the first three quarters of 2017 because CMS had not completed its approval process, which occurred on December 15, 2017.

•	Due to timing of regulatory approval, the Company was unable to realize approximately $2 million of net operating revenues from the Medicare Low Volume Hospital adjustment associated with the fourth quarter of 2017, which will now be recorded in the first quarter of 2018. When annualized, this adjustment represents an $8 to $10 million benefit to net operating revenues.

•	Approximately a $26 million increase to Net loss attributable to Quorum Health Corporation from impairment charges related to certain hospitals intended for divestiture or closure subsequent to December 31, 2017.

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

•	Approximately a $5 million adverse impact to Adjusted EBITDA as a result of the divested hospitals, compared to $13 million for the same period in 2016.

•	Approximately a $3 million adverse impact to Adjusted EBITDA resulting from the potential divestitures, compared to $2 million in the same period in 2016.

During the fourth quarter of 2017, the Company received payments for $51 million of the approximate $65 million in arrears from Illinois Medicaid and state employee patients. As a result of these payments, the Company’s days revenue outstanding decreased to 63 days as of December 31, 2017 from 74 days as of September 30, 2017. The Company also received payments for $31 million of the $50 million in outstanding amounts owed to it from the 2014-2016 California HQAF program and anticipates receiving another $19 million during the first half of 2018. In addition, under the 2017-2019 California HQAF program, the Company is expecting to recognize $57 million, net of provider taxes, over the course of the 30 month program, which includes the $22 million recognized in the fourth quarter of 2017.

Preliminary Results for the Full Year 2017

For the year ended December 31, 2017, the Company expects net operating revenues to approximate $2.072 billion compared to $2.138 billion for the same period in 2016. Net loss attributable to Quorum Health Corporation for the year ended December 31, 2017 is expected to approximate $(114) million compared to $(348) million for the same period in 2016.

Adjusted EBITDA for the year ended December 31, 2017 is expected to approximate $142 million compared to $163 million for the same period in 2016. The divested hospitals negatively impacted Adjusted EBITDA by approximately $21 million and $33 million for the years ended December 31, 2017 and 2016, respectively. As a result, Adjusted EBITDA, Adjusted for Divestitures, is expected to approximate $163 million for the year ended December 31, 2017 compared to $196 million for the same period in 2016. The potential divestitures group negatively impacted Adjusted EBITDA for the full year 2017 by approximately $8 million. As a result, Adjusted EBITDA, Adjusted for Potential Divestitures is expected to approximate $171 million, compared to $188 million for the same period in 2016.

Preliminary Operating Statistics for the Fourth Quarter and Year End 2017

Unaudited Operating Statistics

% Positive (Negative) Variance for the Three Months Ended December 31, 2017, Compared to the Three Months Ended December 31, 2016

Statistic	Same-Facility Hospitals	Continuing Hospitals(1)
Admissions(2)	0.4%	3.4%
Adjusted Admissions(3)	0.6%	3.7%
ER Visits	1.5%	2.6%
Surgeries	0.8%	6.1%

(1)	Continuing Hospitals are equivalent to Consolidated Hospitals excluding divested hospitals and the potential divestiture group.
(2)	Admissions represent the number of patients admitted for inpatient services
(3)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues

Unaudited Operating Statistics

% Positive (Negative) Variance for the Year Ended December 31, 2017, Compared to the Year Ended December 31, 2016

Statistic	Same-Facility Hospitals	Continuing Hospitals(1)
Admissions(2)	(0.5%)	0.9%
Adjusted Admissions(3)	0.4%	2.2%
ER Visits	(1.5%)	(1.0%)
Surgeries	(0.8%)	1.5%

(1)	Continuing Hospitals are equivalent to Consolidated Hospitals excluding divested hospitals and the potential divestiture group.
(2)	Admissions represent the number of patients admitted for inpatient services
(3)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

Current Divestiture Program

The Company also provided an update to its asset divestiture program. As previously disclosed, the Company’s business strategy includes an ongoing strategic review of its hospitals based on an analysis of financial performance, current competitive conditions, expected demographic trends, joint venture opportunities and capital allocation requirements. As part of this strategy, the Company is actively engaging in initiatives, among others, to divest underperforming hospitals, reduce its debt and refine its portfolio to a more sustainable group of hospitals with higher operating margins. The Company is currently targeting $203 million to $253 million in incremental asset sales over the next twelve to twenty four months, including assets currently under definitive purchase agreements. As of March 1, 2018, the Company had received $47 million in net proceeds from the divestiture of eight hospitals. Since December 31, 2017 the Company has entered into definitive agreements to sell one hospital, completed the sale of a second hospital and has closed a third hospital. In total, this accounts for $250 million to $300 million in cumulative divestures inclusive of completed and pending divestitures. The Company is continuing to market and evaluate the sale of additional hospitals with negative and low-single digit Adjusted EBITDA margins.

Quorum Health Divestiture Program

($s in millions)	Low	High
Total Targeted Divestiture Program(1)	$250	$300
Less: Net divestiture proceeds received as of March 1, 2018	$47	$47

Targeted Future Divestitures(1)	$203	$253

(1)	Includes one facility currently under a definitive purchase agreement.

Other Matters

In addition, the Company announced today that it intends to seek an amendment to certain provisions of the Company’s existing senior credit facility. Among these provisions, the Company intends to seek an add-back for compliance EBITDA of $6.7 million relating primarily to the post-divestiture write-off of accounts receivable associated with the divested hospitals. As of December 31 2017, the Company believes that it is in compliance with its current financial covenants.

Subject to the completion of the amendment mentioned above, the Company will issue a press release announcing its completed financial results for the three months and year ended December 31, 2017 on Thursday, March 15, 2018 after the market closes. A conference call to discuss these results will be held the next day, Friday, March 16, 2018 at 10:00 a.m. Central time, 11:00 a.m. Eastern time. A live broadcast of the conference call will be available online at www.quorumhealth.com. To listen to the live call, please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of December 31, 2017, the Company owned or leased 31 hospitals in rural and mid-sized markets located across 15 states and licensed for 2,979 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

QUORUM HEALTH CORPORATION

UNAUDITED AND PRELIMINARY SUPPLEMENTAL NON-GAAP DISCLOSURES

SELECTED OPERATING DATA

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, transaction costs related to the spin-off from Community Health Systems, Inc. in April 2016, post-spin headcount reductions and changes in estimates related to the collectability of patient accounts receivable. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further retrospectively adjusted to exclude the effect of EBITDA of hospitals divested in 2016 and 2017. Adjusted EBITDA, Adjusted for Potential Divestitures, also a non-GAAP financial measure, is further retrospectively adjusted to exclude the effect of EBITDA of seven hospitals that management has identified for potential divestiture over the next twelve to twenty four month period as of December 31, 2017. The Company continually evaluates other hospitals for potential divestiture, which could result in changes to the hospitals included in this group in future periods. The Company has presented Adjusted EBITDA, Adjusted EBITDA, Adjusted for Divestitures and Adjusted EBITDA, Adjusted for Potential Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA, Adjusted EBITDA, Adjusted for Divestitures and Adjusted EBITDA, Adjusted for Potential Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA, Adjusted EBITDA, Adjusted for Divestitures and Adjusted EBITDA, Adjusted for Potential Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA, Adjusted for Divestitures and Adjusted EBITDA, Adjusted for Potential Divestitures may not be comparable to similarly titled measures reported by other companies.

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

QUORUM HEALTH CORPORATION

UNAUDITED AND PRELIMINARY SUPPLEMENTAL NON-GAAP DISCLOSURES

SELECTED OPERATING DATA

(Continued)

The following table reconciles preliminary Adjusted EBITDA, Adjusted EBITDA, Adjusted for Divestitures and Adjusted EBITDA, Adjusted for Potential Divestitures each as defined above, to preliminary net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s unaudited and preliminary financial statements three months ended and year ended December 31, 2017, its unaudited financial statements for the three months ended December 31, 2016 and its audited financial statements for the year ended December 31, 2016 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(26,023)	$(90,092)	$(112,357)	$(345,197)
Interest expense, net	31,873	28,684	122,077	113,440
Provision for (benefit from) income taxes	(21,779)	(3,555)	(21,865)	(53,875)
Depreciation and amortization	18,714	26,434	82,155	117,288

EBITDA	2,785	(38,529)	70,010	(168,344)
Legal, professional and settlement costs	(518)	1,166	6,001	7,342
Impairment of long-lived assets and goodwill	25,820	41,470	47,281	291,870
Loss (gain) on sale of hospitals, net	(131)	2,150	(5,243)	2,150
Transaction costs related to the Spin-off	49	44	253	5,488
Post-spin headcount reductions	—	1,617	2,543	1,617
Change in estimate for collectability of patient accounts receivable	21,000	22,799	21,000	22,799

Adjusted EBITDA	49,005	30,717	141,845	162,922
Negative EBITDA of divested hospitals	5,144	13,140	20,637	33,107

Adjusted EBITDA, Adjusted for Divestitures	54,149	43,857	162,482	196,029
Negative (Positive) EBITDA of potential divestitures	3,114	2,102	8,337	(8,232)

Adjusted EBITDA, Adjusted for Potential Divestitures	$57,263	$45,959	$170,819	$187,797

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. Forward-looking statements include the Company’s expected results for the fourth quarter and year ended December 31, 2017, as well as other statements in this press release that do not relate solely to historical or current facts, and are subject to finalization of the Company’s fourth quarter and year-end financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;

•	risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•	the Company’s ability to successfully make acquisitions or complete divestitures and the timing thereof, its ability to complete any such acquisitions or divestitures on desired terms or at all, and its ability to realize the intended benefits from any such acquisitions or divestitures;

•	changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which the Company operates;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;

•	demographic changes;

•	the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•	increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;

•	changes in medical or other technology;

•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;

•	the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

•	the Company’s ability to manage effectively its arrangements with third-party vendors for key non-clinical business functions and services;

•	the ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;

•	the effects related to outbreaks of infectious diseases;

•	the Company’s ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	the impact of seasonal or severe weather conditions or earthquakes;

•	the Company’s ongoing ability to demonstrate meaningful use of certified EHR technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•	the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;

•	the Company’s ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;

•	the impact of cyber-attacks or security breaches;

•	the Company’s ability to utilize its income tax loss carryforwards and risks associated with the Tax Cuts and Jobs Act of 2017;

•	the Company’s ability to maintain certain accreditations at its existing facilities and any future facilities it may acquire;

•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;

•	the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California HQAF Program, as well as the potential for retroactive adjustments for prior year payments;

QHC Announces Preliminary Fourth Quarter and Year End 2017 Results

March 7, 2018

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;

•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;

•	the Company’s ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and

•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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